Exhibit 5(iii) under Form N-1A
                                   Exhibit 10 under Item 601 Reg. S/K




                              A S S I G N M E N T

     THIS ASSIGNMENT is entered into as of August 25, 1995, by and between FEDERATED MANAGEMENT ("FM"), a Delaware business trust, FEDERATED GLOBAL RESEARCH CORP. ("FGRC"), a New York Corporation, FIDUCIARY INTERNATIONAL, INC. ("FII"), a New York corporation, and FIDUCIARY TRUST INTERNATIONAL LIMITED ("FTIL"), an English corporation.

     WHEREAS, FM entered into an Investment Advisory Contract with International Series, Inc. March 15, 1994 and Sub-Advisory Agreements with FII and FTIL dated March 15, 1994 ; and

     WHEREAS, FM desires to assign its right, duties, and responsibilities under those Agreements as regard the International Series, Inc. to FGRC; and

     WHEREAS, FGRC desires to accept the assignment of those Agreements from FM; and

     WHEREAS, FII and FTIL desire to accept the assignment from FM to FGRC of FM's rights, duties and responsibilities under the Sub-Advisory Contract; and

     WHEREAS, the Board of Directors of International Series, Inc. has approved such assignments;

      KNOW ALL MEN BY THESE PRESENTS;
     In consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, FM does hereby assign all its rights, interests, and responsibilities under the Investment Advisory Contract and the Sub-Advisory Agreement described above to FGRC, and FGRC does hereby accept such assignment.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their authorized representatives as of the date first herein above set forth.

FEDERATED MANAGEMENT               FIDUCIARY INTERNATIONAL, INC.

 /s/ Stephen A.  Keen                        /s/ Margaret Lindsay
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Stephen A. Keen, Vice President                   Margaret Lindsay,  Senior Vice
President

FEDERATED GLOBAL RESEARCH CORP.         FIDUCIARY TRUST INTERNATIONAL
                         LIMITED
 /s/ Stephen A.  Keen                             /s/ David E. Smart
-                     --------------------                          -----------
Stephen A. Keen, Vice President                   David E. Smart, Managing